                                                                   Exhibit 10.15



________________________________________________________________________________


                                PARAMOUNT GROUP, INC.
                                     as Agent for

                           45 BROADWAY LIMITED PARTNERSHIP

Landlord,


                                        -and-

                                   ECONOPHONE, INC.

Tenant,


                                      L E A S E


________________________________________________________________________________

                              Dated:   January 31, 1997


================================================================================


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                                  TABLE OF CONTENTS

                                                                            Page


ARTICLE 1.    Premises, Term, Purposes and Rent. . . . . . . . . . . . . . . .1

ARTICLE 2.    Completion and Occupancy . . . . . . . . . . . . . . . . . . . .2

ARTICLE 3.    Use of Premises. . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE 4.    Appurtenances Etc. Not to be Removed . . . . . . . . . . . . . .4

ARTICLE 5.    Various Covenants. . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE 6.    Changes or Alterations by Landlord . . . . . . . . . . . . . . 10

ARTICLE 7.    Damage by Fire Etc.. . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 8.    Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 9.    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 10.   Accidents to Plumbing and Other Systems. . . . . . . . . . . . 15

ARTICLE 11.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 12.   Conditions of Limitation . . . . . . . . . . . . . . . . . . . 16

ARTICLE 13.   Re-entry by Landlord . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 14.   Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 15.   Waivers by Tenant. . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 16.   Waiver of Trial by Jury. . . . . . . . . . . . . . . . . . . . 20

ARTICLE 17.   Elevators, Cleaning, Heating, Air Conditioning Services, Etc.. 20

ARTICLE 18.   Lease Contains All Agreements - No Waivers . . . . . . . . . . 23

ARTICLE 19.   Parties Bound. . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 20.   Curing Tenant s Defaults - Additional Rent . . . . . . . . . . 25

ARTICLE 21.   Inability to Perform . . . . . . . . . . . . . . . . . . . . . 26


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ARTICLE 22.   Adjacent to Excavation - Shoring . . . . . . . . . . . . . . . 27

ARTICLE 23.   Article Headings . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 24.   Electricity and Water. . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 25.   Assignment, Mortgaging, Sublettinq, Etc. . . . . . . . . . . . 30

ARTICLE 26.   Escalations. . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE 27.   Subordination. . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE 28.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE 29.   Layout and Finish. . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE 30.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE 31.   Security Deposit . . . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE 32.   Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . 50

         LEASE, dated as of January 31, 1997, between PARAMOUNT GROUP, INC., as Agent for 45 BROADWAY LIMITED PARTNERSHIP, having offices at 1633 Broadway, Suite 1801, New York, NY 10019 (hereinafter called "Landlord") and ECONOPHONE, INC., a New York corporation, having an office at 60 Hudson Street, New York, New York (hereinafter called "Tenant").

                                 W I T N E S S E T H:

                                      ARTICLE 1.

                          PREMISES, TERM, PURPOSES AND RENT

         SECTION 1.01. Landlord does hereby lease to Tenant, and Tenant does hereby hire from Landlord, subject to any ground leases and/or underlying leases and/or mortgages as hereinafter provided, and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term hereinafter stated, a portion of the 30th Floor substantially as shown hatched on the rental plan annexed hereto and made a part hereof, in the building (hereinafter called "the Building") known as 45 Broadway, New York, New York. Said leased premises, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached (except items not deemed included therein and removable by Tenant as provided in Article 4 of this Lease) are hereinafter called "the premises". The plot of land on which the building is erected is hereinafter called "the Land".

         SECTION 1.02. The term of this Lease shall commence on the date hereof (such date for the commencement of the term hereto being hereinafter called the "term commencement date") and shall end on the expiration of sixty-seven (67) months after the term commencement date, or such earlier date upon which said term may expire or be terminated as hereinafter provided or pursuant to law.

         SECTION 1.03. The premises shall be used for the following, but no other purpose, namely: executive and general offices of Tenant (and customary ancillary uses associated therewith provided the same do not otherwise violate the Certificate of Occupancy for the Building or the remaining terms and conditions of this Lease).

         SECTION 1.04. The rent reserved under this Lease for the term hereof shall be and consist of the following fixed rent (hereinafter called the "fixed rent"), namely:

         (a) $206,336 per annum, commencing on the date which is seven (7) months after the term commencement date (such date for the commencement of rent hereof being hereinafter called the "rent commencement date"), and continuing through the next thirty (30) consecutive months; and

         (b)  $214,272 per annum for the balance of the Lease term.

         The fixed rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during said term (except that Tenant shall pay the first monthly installment on the execution hereof), plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all to be paid to Landlord at its office, or such other place as Landlord may designate, in lawful money of the United States of America.

         SECTION 1.05. Tenant does hereby covenant and agree promptly to pay the fixed rent, additional rent and other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any setoff or deduction whatsoever, and to keep, observe and perform, and permit no violation of, each of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept, observed and performed.

         SECTION 1.06. The parties hereby agree that for all purposes of this Lease the rentable area of the premises is deemed to be 7,936 square feet.

         SECTION 1.07. Tenant agrees to execute, within five (5) days after Landlord makes a request therefor, an agreement setting forth the term commencement date and the rent commencement date; PROVIDED, HOWEVER, that Tenant s failure to execute said agreement shall in no way effect the term or rent commencement dates.

                                      ARTICLE 2.

                               COMPLETION AND OCCUPANCY

         SECTION 2.01. Tenant acknowledges that it has inspected the premises and agrees to accept possession of same in its "as-is" physical condition on the date hereof (provided HVAC, plumbing, electrical and mechanical systems are in working order on the date hereof), it being understood and agreed that Landlord shall not be obligated to perform any alterations, improvements or repairs to the premises, except that Landlord shall at Tenant s sole cost and expense, furnish Building standard venetian blinds to each window in the premises and Tenant shall pay Landlord's charge for the same (provided Tenant may use any existing blinds at no charge). In addition to the foregoing, the Landlord shall provide: (a) two (2) alarm points on the 30th floor for Tenant's tie-in to the Landlord's Class-E system, and (b) a trimmed opening within a demising wall, no more than six (6) feet in width in a location mutually agreed to by Landlord and Tenant.

         SECTION 2.02. Tenant shall occupy the premises as soon as the same are available for occupancy. Landlord and Tenant agree that any failure to have the premises available to Tenant for its occupancy on a date certain shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease or impose any liability on Landlord. The provisions of this Section 2.02 are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. The fixed rent reserved and covenanted to be paid under this

Lease shall commence on the rent commencement date. Tenant, by entering into occupancy of any part of the premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part and that such part was in satisfactory condition as of the date of such occupancy unless within thirty
(30) days after such date (or with respect to latent defect(s), thirty (30) days after the same is/are discovered by Tenant) Tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.

         SECTION 2.03. If, by reason of any of the provisions of this Lease, the fixed rent shall commence on any date other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated.

                                      ARTICLE 3.

                                   USE OF PREMISES

         SECTION 3.01. Tenant shall not use the premises or any part thereof, or permit the premises or any part thereof to be used in any manner which would violate the Certificate of Occupancy for the Building or, for any purpose other than the use hereinbefore specifically mentioned. Those portions, if any, of the premises, identified as toilets and utility areas shall be used by Tenant only for the purposes for which they are designed.

         SECTION 3.02. Tenant shall not use or permit the use of the premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

         SECTION 3.03. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the requirements of each such license or permit.

                                      ARTICLE 4.

                        APPURTENANCES, ETC., NOT TO BE REMOVED

         SECTION 4.01. All fixtures, equipment, improvements, installations and appurtenances attached to, or built into the premises at the commencement of or during the term hereof (hereinafter severally and collectively called in this Section 4.01 "Appurtenances"), whether or not furnished or installed at the expense of Tenant or by Tenant, shall be and remain part of the premises and be deemed the property of Landlord and shall not be removed by Tenant, except as otherwise expressly provided in this Lease. Without limiting the generality of the next preceding sentence, all electric, plumbing, heating, sprinkler, dumbwaiter, elevator, pneumatic tube, telephone, telegraph, communication, radio and television systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, stairs, paneling, cupboards (whether or not recessed in paneling), molding, shelving, radiator enclosures, cork, rubber, tile and composition floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed included in such Appurtenances, whether or not attached to or built into the premises. Anything hereinbefore in this Article 4 contained to the contrary notwithstanding, any Appurtenances furnished and installed in any part of the premises (whether or not attached thereto or built therein) at the sole expense of Tenant (and with respect to which no credit or allowance shall have been granted to Tenant by Landlord and which was not furnished and installed in replacement of an item which Tenant would not be entitled to remove in accordance with this Article 4) ("Tenants Property") may be removed from the Building by Tenant prior to the expiration of the term hereof, and, if and to the extent requested by Landlord (either prior to or not more than thirty (30) days after such expiration), shall be removed from the Building by Tenant prior to such expiration unless such request is made after such expiration, in which event such Appurtenances shall be removed from the Building by Tenant with reasonable promptness after the receipt of such request, provided that any building standard (as reasonably determined by Landlord) Appurtenances installed by Tenant as part of Tenant's Work need not be removed. Tenant shall repair, restore, replace and/or rebuild (as the circumstances may require), in a good and workmanlike manner to its original condition any damage to the premises or the Building caused by such removal. At the time of installing any Appurtenance, Tenant may request Landlord to waive such right to remove in writing. Tenant shall not be obligated to remove any such Appurtenance which is the subject of any such written waiver signed by Landlord. Failure to provide a copy of any such waiver shall be presumptive evidence that a waiver was not granted. If any Appurtenance which as aforesaid may or is required to be removed from the Building by Tenant is not removed by Tenant from the Building within the time above specified therefor, then Landlord (in addition to all other rights and remedies to which Landlord may be entitled at any time) may at its election deem that the same has been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of Tenant's obligation to pay the expenses of removing the same from the premises or the expense of repairing, restoring, replacing and/or rebuilding (as the circumstances may require) damage to the premises or to the Building arising from such removal. Notwithstanding anything in this Section 4.01 to the contrary, Tenant's computers, photocopiers, refrigerators, carpeting, telephone equipment, wall shelving, moveable partitions, and similar office equipment shall not constitute Appurtenances and may be removed by Tenant in accordance with the provisions of this Lease.

         SECTION 4.02. All the perimeter walls of the premises, any balconies, terraces or roofs adjacent to the premises, and any space in and/or adjacent to the premises used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks, or other similar or dissimilar Building facilities, and the use thereof, as well as access thereto through the premises for the purpose of such use and the operation, improvement, replacement, addition, repair, maintenance and/or decoration thereof, are expressly reserved to Landlord.

                                      ARTICLE 5.

                                  VARIOUS COVENANTS

         SECTION 5.01.  Tenant covenants and agrees that Tenant will:

         (a) Except as provided in Section 10.01 hereof, take good care of the premises, and, at Tenant's sole cost and expense, make all non-structural repairs, restorations and/or replacements thereto as may be required to keep the premises in good order and condition, reasonable wear and tear excepted, and pay to Landlord Landlord's charge for making good any injury, damage or breakage done by or on behalf of Tenant (including, without limitation, Landlord's charge for removing stains from the floors and walls resulting from the preparation, dispensing or consumption of food or beverages or from any other cause).

         (b) Faithfully observe and comply with the rules and regulations annexed hereto and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, provided, however, that in the case of any conflict between the provisions of this Lease and such rule or regulation, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant and provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees. In enforcing the rules and regulations, Landlord agrees to treat similarly situated tenants in a similar fashion. In addition, Landlord agrees to use reasonable efforts to enforce Building rules and regulations if the violation of same reasonably prevents Tenant from conducting its business in the premises.

         (c) Permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the premises at all reasonable hours upon reasonable prior oral notice (except in the case of an emergency when no notice will be required) for the purposes of inspection, or of making repairs, replacements or improvements in or to the premises or the Building or equipment, or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the premises all necessary materials, tools and equipment).

         (d) Make no claim against Landlord or any lessor under any ground or underlying lease for any damage to property of Tenant or of others entrusted to employees of the Building or for any loss of or damage to any property of Tenant by theft (including damage resulting from theft or attempted theft) or any injury or damage to Tenant or other persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature (including, without limitation, damage or injury caused by any hazardous or dangerous condition, waste, material and/or substance (as the same may be defined in any local, state or federal rule, regulation or statute)), unless caused by or due to the negligence or intentional acts of Landlord, its agents, servants or employees; or any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; or any latent defect in the premises or in the Building. No property other than such as might normally be brought upon or kept in the premises as an incident to the reasonable use of the premises for the purposes specified in this Lease shall be brought upon or kept in the premises.

         (e) Make no alterations, decorations, installations, repairs, additions, improvements or replacements (hereinafter collectively called "Tenant's Changes") in, to or about the premises without Landlord's prior written consent, provided however, cosmetic decorations not visible from the exterior of the premises may be made without Landlord's prior consent, as long as such decorations otherwise conform to the provisions of this Lease. Tenant's Changes shall only be performed by contractors, subcontractors or mechanics approved by Landlord. Tenant's Changes shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. Prior to the commencement of any Tenant's Changes, Tenant shall submit to Landlord, (1) for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant's Changes in detail satisfactory to Landlord, and (2) upon Landlord's request, at Tenant's sole cost and expense, either (i) a payment and performance bond, issued by a surety company reasonably acceptable to Landlord in an amount at least equal to the estimated cost of such Tenant's Changes or (ii) at Tenant's option, an irrevocable letter of credit, drawn on a bank which is a member of The New York Clearing House Association and otherwise satisfactory to Landlord, in an amount equal to one hundred twenty-five percent (125%) of Landlord's estimate of the cost of performing such Tenant's Changes, in each case guaranteeing to Landlord the completion of such Tenant's Changes within a reasonable time, (A) free and clear of all liens, conditional bills of sale, security agreements and other claims, charges and encumbrances (other than security agreements or other encumbrances in favor of any mortgagee of Landlord), (B) in accordance with any plans and specifications for such Tenant s Changes approved by Landlord, (C) in accordance with any contract between Tenant and a general contractor engaged by it that incorporates such plans and specifications, and (D) in compliance with all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereover. Tenant shall comply with the conditions set forth in the Building rules for tenant alterations contained in Landlord's written consent. In no event shall any material or equipment be incorporated in or to the premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic's lien filed against the premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All Tenant's Changes shall at all times comply with (x) all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereover, (y) rules and regulations of Landlord, and (z) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord's prior written approval. In connection with any Tenant's Changes, Tenant shall pay to Landlord, as additional rent, within ten (10) days after demand, all out-of-pocket costs which Landlord incurs in connection with, or relating to, any such Tenant's Changes. No Tenant's Changes shall be undertaken, started or begun by Tenant or by its agents, employees, contractors or anyone else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Unless all of the conditions contained in this Section 5.01(e) are fully satisfied, Landlord shall have the right, in Landlord's sole and absolute discretion, to withhold its consent to any Tenant's Changes. All Tenant's Changes attached to, or built into the premises at the commencement of or during the term hereof, whether or not furnished or installed at the expense of Tenant or by Tenant, shall be and remain part of the premises and shall, upon Landlord's election, be deemed the property of Landlord and shall not be removed by Tenant, except as set forth below. To the extent requested by Landlord (either prior to or not more than thirty (30) days after the expiration or earlier termination of this Lease), the Tenant's Changes designated in a written notice given by Landlord to Tenant shall be removed from the Building by Tenant prior to such expiration or termination unless such request is made after such expiration or termination, in which event any such Tenant's Changes shall be removed from the Building by Tenant with reasonable promptness after the receipt of such request. Tenant shall repair, restore, replace and/or rebuild (as the circumstances may require), in a good and workmanlike manner, to its original condition any damage to the premises or the Building caused by such removal. If any of Tenant's Changes which are required to be removed from the Building by Tenant are not removed by Tenant from the Building within the time above specified therefor, then Landlord in addition to all other rights and remedies to which Landlord may be entitled at any time) may at its election deem that the same have been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of Tenant's obligation to pay the expenses of removing the same from the premises or the expense of repairing, restoring, replacing and/or rebuilding (as the circumstances may require) damage to the premises or to the Building arising from such removal. Landlord's consent to such plans and specifications shall create no responsibility or liability on the part of Landlord with respect to their completeness, design sufficiency or compliance with all applicable laws and/or insurance requirements; nor shall Landlord's execution of any documents required to be filed with any governmental authority in connection with Tenant's installations or changes create any responsibility or liability on the part of Landlord to take remedial measures to bring any Tenant's such installations or changes into compliance with applicable legal and/or insurance requirements (such responsibility or liability being allocated hereunder to Tenant).

         (f) Not do or permit to be done any act or thing in the premises which will invalidate or be in conflict with fire insurance policies issued for office buildings in the Borough of Manhattan, City of New York, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the premises which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord, or otherwise result in non-compliance with the requirements and recommendations of the National Board of Fire Underwriters or similar organizations promulgating requirements and recommendations with respect to the premises. If by reason of failure of Tenant to comply with the provisions of this paragraph including, but not limited to, the mere use to which Tenant puts the premises, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" rate for the Building or premises issued by the New York Fire Insurance Rating Organization, or other body making fire insurance rates for the premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the premises. That the premises are being used for the purpose set forth in Article 3 hereof, shall not relieve Tenant from the foregoing duties, obligations and expenses (except that if premiums are being raised generally for office buildings then such increase shall be reflected as part of Operating Expenses, as hereinafter defined).

         (g) Permit Landlord, at reasonable times upon reasonable prior oral notice, to show the premises to any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage of the Building and/or the Land or of Landlord's interest therein, and their representatives, and during the period of nine (9) months next preceding the date of expiration of the term hereof with respect to any part of the premises similarly show any part of the premises to any person contemplating the leasing of all or a portion of the same.

         (h) At the end of the term, quit and surrender to Landlord the premises "broom clean" and in good order and condition, reasonable wear and tear excepted, and Tenant shall remove (i) all its personal property, except as may be otherwise provided in Article 4 hereof and (ii) such Tenant's Changes and/or Appurtenances as Landlord elects to have Tenant remove. Tenant shall give Landlord thirty (30) days' prior written notice of the day it intends to vacate the premises. Upon receipt of said notice Landlord and Tenant shall agree on a mutually convenient time during the five (5) day period after the date Tenant vacated the premises in order to perform a joint inspection of the premises. In the event that Tenant fails to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be deemed conclusively correct for determining Tenant's responsibility for removal, repairs or restoration. Any personal property which shall remain in the premises after the expiration or termination of the term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than thirty (30) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense. If the last day of the term of this Lease falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

         (i) At any time and from time to time upon not less than seven (7) business days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone else Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), specifying the dates to which the fixed rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any provision of this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement so delivered may be relied upon by any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or Landlord's interest therein.

         (j) Not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior written consent not to be unreasonably withheld or delayed. If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Riggers License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York. Notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by person or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and reasonable attorneys fees incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances (including, without limitation, Landlord's charge for any repairs performed by Landlord's employees).

         (k) To the extent not prohibited by applicable law, indemnify, defend and save harmless, Landlord and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, contractors, agents and employees, from and against any and all liability (statutory or otherwise), claims, actions, suits, demands, damages, judgments, costs, interest and expenses of any kind or nature of anyone whomsoever (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in or about the premises prior to, during or subsequent to, the term of this Lease or arising from any condition of the premises due to or resulting from any default by Tenant in the performance of Tenant's obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees. Where not prohibited by applicable law, no workers' compensation claim by any of Tenant's employees will be subrogated against Landlord.

         (l) Not do or permit to be done any act or thing which would cause any hazardous or dangerous condition, waste, material and/or substance (as the same may be defined in any local, state or federal rule, regulation or statute) to be brought into, stored at, created at or disposed of from the premises and/or the Building.

         SECTION 5.02.  Landlord covenants and agrees that Landlord will:

         (a) use reasonable efforts not to interfere with Tenant's business during such times as Landlord exercises its rights under the various provisions of this Lease which permit Landlord to perform work, repairs, improvements, maintenance and/or alterations to the Building (including the premises); and

         (b) give Tenant reasonable prior oral notice of all entry into the premises (except in the case of an emergency when no such notice shall be required).

                                      ARTICLE 6.

                            CHANGES OR ALTERATIONS BY LANDLORD

         SECTION 6.01. Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the premises, all as Landlord may deem necessary or desirable; PROVIDED, HOWEVER, Landlord agrees that the end result of any of the foregoing shall not materially interfere with Tenant's use of the premises or access thereto or materially diminish the size of the premises. Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority, unless the Landlord's alterations or changes caused the need for such repairs, replacements or improvements or compliance with any such law, order or requirement.

         SECTION 6.02. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant be regulated or discontinued at any time by Landlord. If at any time any windows of the premises are (i) broken, temporarily darkened (which shall not be construed as encompassing any solar-tinting and/or blinds that Landlord may require) or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof or (ii) permanently darkened (which shall not be construed as encompassing any solar-tinting and/or blinds that Landlord may require) for any reason whatsoever beyond Landlord's control or (iii) temporarily or permanently closed or rendered inoperable for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor or abatement of rent nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

         SECTION 6.03. Except as provided in Article 7 and Section 7.05 of this Lease, there shall be no allowance to Tenant for a diminution of rental value, the same shall not constitute an eviction of Tenant in whole or in part and Landlord shall incur no liability whatsoever by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the premises or in or to fixtures, appurtenances or equipment thereof or in the taking or storing of material in the premises in connection therewith and no liability shall be incurred by Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the premises, or in or to the fixtures, appurtenances or equipment thereof.

                                      ARTICLE 7.

                                DAMAGE BY FIRE, ETC.

         SECTION 7.01. Subject to Section 7.02, if any part of the premises shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord and Landlord shall proceed with reasonable diligence, and in a manner consistent with the provisions of any ground or underlying lease and any mortgage affecting the same or the Land and/or the Building or Landlord's interest therein, to repair such damage, and if any part of the premises shall be rendered untenantable by reason of such damage, the annual fixed rent payable hereunder shall be abated to the extent that such fixed rent relates to such part of the premises for the period from the date of such damage to the date when such part of the premises shall have been made tenantable or to such earlier date upon which the full term of this Lease with respect to such part of the premises shall expire or terminate. If Landlord or any holder of any superior mortgage (as hereinafter defined) or any lessor under any superior lease (as hereinafter defined) shall be unable to collect the insurance proceeds (including rent insurance) applicable to such damage because of some action or inaction on the part of Tenant or Tenant's agents, contractors, employees, quests, invitees or licensees, then Landlord's charge for repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, to wit, Tenant's goods, furniture or furnishings or any fixtures, equipment, improvements, installations or appurtenances removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

         SECTION 7.02. If substantial alteration or reconstruction of the Building shall, in the sole opinion of Landlord, be required as a result of damage by fire or other casualty (whether or not the premises shall have been damaged by such fire or other casualty) or if the premises shall be damaged by fire or other casualty during the last two (2) years of the term of this Lease, then this Lease and the term and estate hereby granted may be terminated by Landlord by its giving to Tenant within one hundred twenty (120) days after the date of such damage written notice specifying a date, not less than thirty (30) days after the giving of such notice, for such termination. In the event of the giving of such notice of termination, this Lease and the term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if such date were the date hereinbefore specified for the expiration of the full term of this Lease, and the fixed rent payable hereunder shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent provided in Section 7.01 hereof.

         SECTION 7.03. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the premises or the personal property, fixtures and equipment or Tenant's Property pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to waive any claim it might have against the other. Provided the terms of the applicable insurance policy will not be violated or rendered unenforceable, the waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its partners and employees.

         SECTION 7.04. Notwithstanding any other provision of this Lease to the contrary (other than the second sentence of Section 7.01) with respect to any property whether insured or not, each party hereby releases the other and its partners, agents and employees with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease. Nothing in this Section 7.04 shall relieve Tenant or Landlord of its obligations to make repairs to the premises in accordance with the terms of this Lease.

         SECTION 7.05. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

         SECTION 7.06. Notwithstanding any provision of this Lease to the contrary, in no event shall either party be liable for consequential damages in connection with any claimed or actual breach of this Lease.

                                      ARTICLE 8.

                                     CONDEMNATION

         SECTION 8.01. In the event that the whole of the premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed rent hereunder shall be abated in an amount thereof apportioned according to the area of the premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then Landlord (whether or not the premises be affected) may, at Landlord s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within one hundred twenty (120) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed rent payable hereunder shall be abated to the extent, if any, hereinbefore provided in this Article 8. In the event that only a part of the premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. However, Landlord shall not be obligated to repair any damage to Tenant's Property (as defined in Section 4.01 hereof) or replace the same.

         SECTION 8.02.  In the event of a termination of this Lease pursuant to
Section 8.01 of this Article 8, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the full term of this Lease, and the fixed rent payable hereunder shall be apportioned as of such date.

         SECTION 8.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing shall not prohibit Tenant's independent claim for the value of Tenant's trade fixtures and moving expenses and any other claim permitted under law so long as any award made to Tenant based upon such claim does not reduce the award otherwise payable to Landlord.

         SECTION 8.04. Notwithstanding anything hereinabove contained in this Article, if all or any portion of the premises shall be lawfully condemned or taken for any temporary public or quasi-public use, this Lease shall not terminate and Tenant shall continue to perform or observe all the covenants, agreements, terms, provisions and conditions of this Lease on Tenant's part to be performed or observed, as though such condemnation or taking had not occurred, except only as Tenant may be prevented from so doing by reason of the lawful use and occupancy of the premises or portion thereof affected by such condemnation or taking during such temporary period. In the event of any such condemnation or taking, Tenant shall be entitled to receive the award with respect to the premises or portion thereof covered by such condemnation or taking (whether paid as damages, rent or otherwise), unless the period of occupancy extends beyond the expiration of the term of this Lease, in which case Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the premises and the balance of said award shall be apportioned between Landlord and Tenant as of the Lease expiration date. If such condemnation or taking shall end before the expiration of the term of this Lease, Tenant shall, at its sole cost and expense, restore the premises as nearly as possible to the condition in which they were prior to such condemnation or taking.

                                      ARTICLE 9.

                                 COMPLIANCE WITH LAWS

         SECTION 9.01. Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the premises or any part thereof or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of Tenant, or is attributable to the specific manner of use (as opposed to mere office use) to which Tenant puts the premises, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and, subject to Section 26.04, pay the cost thereof.

                                     ARTICLE 10.

                       ACCIDENTS TO PLUMBING AND OTHER SYSTEMS

         SECTION 10.01. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building's plumbing, electrical, heating, air conditioning or other systems serving, located in, or passing through the premises. Following such notice, any such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the misuse by, Tenant or by the employees, agents, licensees or invitees of Tenant, Landlord's charge for the remedy thereof shall be paid by Tenant. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the negligence of Landlord in the operation or maintenance of the premises or Building and the same shall not have been remedied by Landlord with reasonable diligence after written notice thereof from Tenant to Landlord; nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition.

                                     ARTICLE 11.

                                      NOTICES

         SECTION 11.01. Any notice, consent, approval, demand or statement hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given only if sent by (i) registered or certified mail, return receipt requested, or (ii) upon delivery (with signed receipt) or rejection if sent by messenger or recognized overnight courier, in either event addressed to such other party, which address for Landlord shall be the address as hereinbefore set forth, Attention: Vice President - Office Buildings, with a copy to Building Manager, in care of Building Office, 45 Broadway, New York, New York 10006, and for Tenant shall be the premises, to the attention of the Controller and a copy to the attention of Tenant's General Counsel (or Tenant's address as hereinbefore set forth if mailed prior to Tenant's occupancy of the premises), or if the address of such other party for notices shall have been duly changed as herein provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, demands or statements by mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term "Tenant", as used in this Lease, refers to more than one person, any notice, consent, approval, demand or statement given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. Any notice, consent, approval, demand or statement given pursuant to (x) (i) above shall be deemed received three (3) days after the same is deposited with the United States Post Office provided the same is mailed from Manhattan or (y) (ii) above shall be deemed received on the day of delivery (or rejection).

                                     ARTICLE 12.

                             CONDITIONS OF LIMITATION

         SECTION 12.01. This Lease and the term and estate hereby granted are subject to the limitation that:

         (a) in case Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof,

         (b) in case a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within sixty (60) days after its filing,

         (c) in case a receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment,

         (d) in case Tenant shall default in the payment of any fixed rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) business days after Landlord shall have given to Tenant a written notice specifying such default,

         (e) in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of Article 3 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within seventy-two
(72) hours after Landlord shall have given to Tenant a written notice specifying the same,

         (f) in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (d) or (e) of this Section 12.01), and if such default shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of twenty (20) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord in writing of Tenant's intention to take all steps necessary to remedy such default with due diligence, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord,

         (g) in case any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person or entity other than Tenant except as expressly permitted under Article 2S hereof, or whenever Tenant shall desert or abandon the premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), or

         (h) in case Tenant shall default in the payment of any fixed rent or additional rent or any other charge payable hereunder or in the performance of any covenant of this Lease more than twice, in the aggregate, in any period of twelve (12) months, notwithstanding that such defaults shall have been cured within the applicable cure period, then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration of said three (3) days with the same effect as if that day were the date hereinbefore set for the expiration of the full term of this Lease, but Tenant shall remain liable for damages as provided in this Lease or pursuant to law.
If the term "Tenant", as used in this Lease, refers to more than one person, then as used in clauses (a), (b) and (c) of this Section 12.01, said term shall be deemed to include all such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant", as used in said clauses, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and, if this Lease shall have been assigned, the term "Tenant", as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant", as used in said clauses, shall not include the assignor so released.

                                     ARTICLE 13.

                                RE-ENTRY BY LANDLORD

         SECTION 13.01. If this Lease shall terminate as in Article 12 hereof provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise (to the extent permitted by New York law), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the premises again as and of its first estate and interest therein. The words "re-enter", "re-entry" and "re-entering" as used in this Lease are not restricted to their technical legal meanings.

         SECTION 13.02. In the event of any termination of this Lease under the provisions of Article 12 hereof or in the event that Landlord shall re-enter the premises under the provisions of this Article 13 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or other measure undertaken by Landlord for the enforcement of its aforesaid right of re-entry or any provision of law (any such termination of this Lease being hereinafter called a "Default Termination"), Tenant shall thereupon pay to Landlord the fixed rent, additional rent and any other charge payable hereunder by Tenant to Landlord up to the time of such Default Termination or of such recovery of possession of the premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 14 hereof or pursuant to law. Also, in the event of a Default Termination Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent, additional rent or any other charge due from Tenant at the time of such Default Termination or, at Landlord's option, against any damages payable by Tenant under Article 14 hereof or pursuant to law.

         SECTION 13.03. In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

                                     ARTICLE 14.

                                       DAMAGES

         SECTION 14.01. In the event of a Default Termination of this Lease, Tenant will pay to Landlord as damages, at the election of the Landlord, either:

         (a) a sum which at the time of such Default Termination represents the then value of the excess, if any, of the Present Value, as hereinafter defined, of (1) the aggregate of the fixed rent and the additional rent under
Article 26 hereof (if any) which would have been payable hereunder by Tenant for the period commencing with the day following the date of such Default Termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (2) the aggregate fair rental value of the premises for the same period as determined by an independent real estate appraiser named by Landlord and employed at Tenant's expense, in which case such liquidated damages shall be accelerated to be due and payable to Landlord in one lump sum on demand at any time commencing with the day following the date of such Default Termination and shall bear interest at the Default Rate, as hereinafter defined, until paid, or

         (b) sums equal to the aggregate of the fixed rent and the additional rent under Article 26 hereof (if any) which would have been due and payable by Tenant during the remainder of the term had this Lease not terminated by such Default Termination, in which case such liquidated damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Default Termination of the Lease and continuing until the date on which the term would have expired but for such Default Termination; provided, however, that if Landlord shall relet all or any part of the premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the premises for new tenants, brokers' commissions and all other expenses properly chargeable against the premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of each suit, and (iii) if the premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

         For the purposes of subdivision (a) of this Section 14.01, the amount of additional rent which would have been payable by Tenant under Article 26 hereof, for each Tax Year and/or Operation Year (as hereinafter defined) ending after such Default Termination, shall be deemed an amount equal to the amount of such additional rent payable by Tenant for the Tax Year and/or Operation Year (as the case may be) ending immediately preceding such Default Termination.
Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election commencing at any time following a Default Termination, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination. "Present Value" shall be computed by discounting such amount to present value at a discount rate equal to the most recent GNP Deflator as released monthly by the United States Department of Commerce, Bureau of Economic Analysis. "Default Rate" shall mean the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate of interest permitted by New York State law.

         SECTION 14.02. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Tenant hereby waives any claim for money damages wherever in this Lease it is provided that Landlord shall not unreasonably withhold or delay any consent or approval, in the event that Landlord shall unreasonably withhold or delay such consent or approval, nor shall Tenant claim any such money damages by way of setoff, counterclaim or defense; PROVIDED, HOWEVER, that if Tenant sues Landlord and wins a judgment that Landlord unreasonably withheld or delayed a consent or approval, then Tenant shall be entitled to its reasonable attorneys' fees and disbursements in connection therewith.

                                     ARTICLE 15.

                                  WAIVERS BY TENANT

         SECTION 15.01. Tenant, for Tenant, and on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the full term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess, and of any other law of like import now or hereafter in effect. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (except compulsory counterclaims).

                                     ARTICLE 16.

                               WAIVER OF TRIAL BY JURY

         SECTION 16.01. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the premises, and any emergency or any other statutory remedy.

                                     ARTICLE 17.

             ELEVATORS, CLEANING, HEATING, AIR CONDITIONING, SERVICES, ETC.

         SECTION 17.01. Landlord will provide elevator facilities during Business Hours and have one passenger elevator subject to call during the other hours. Heat, for the warming of the premises and the public portions of the Building, will be supplied by Landlord during Business Hours when and as required by law. "Business Hours", as used in this Lease, means the generally customary daytime business hours of Tenant (but not before 8:00 A.M. or after 6:00 P.M.) of days other than Saturdays, Sundays and holidays, and "holidays", as used in this Lease means all days observed by the State or Federal Government as legal holidays. Landlord will clean the premises and remove refuse and rubbish arising from Tenant's normal business activities in the premises, provided the same are kept in order by Tenant, except any portions of the premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment, all of which portions Tenant shall cause to be kept clean at Tenant's own expense.

         SECTION 17.02. Landlord shall, through the air conditioning system, furnish to, and distribute in, the premises air conditioning during Business Hours during the months of June, July, August and September when in the judgment of Landlord it may be required for the comfortable occupancy of the premises by Tenant and during Business Hours during other months of the year ventilate the premises; PROVIDED, HOWEVER, that Landlord shall not be liable for uncomfortable conditions in the premises if the cause of the uncomfortable conditions is due to the fact that Tenant's cooling/heating needs are over and above the capacity/ specifications of the Building's HVAC system attached hereto as Exhibit B. Tenant agrees to lower and close the blinds when necessary because of the sun's position whenever said air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said air conditioning system. In addition to any and all other rights and remedies which Landlord may invoke for any violation by Tenant of this Article 17, Landlord may, so long as such violation continues, discontinue the furnishing of (i) such air conditioning service without any diminution or abatement of rent or other compensation to Tenant whatsoever if the continued operation would cause damage to the HVAC system and/or (ii) all overtime air conditioning. Landlord shall at all times have free and unrestricted access to any and all air conditioning facilities in the premises. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any overtime air conditioning during any period wherein Tenant shall be in default in the payment of fixed rent or additional rent as specified in this Lease.

         SECTION 17.03. Landlord will, when and to the extent reasonably requested by Tenant, furnish additional elevator, air conditioning, heating and/or cleaning services upon such terms and conditions as shall be determined by Landlord in its sole discretion; and Tenant shall pay to Landlord promptly on demand as additional rent Landlord's charge for such additional services, such charges to be equitably apportioned among any other tenants receiving such additional services. Without limiting the generality of the next preceding sentence, Tenant shall pay to Landlord Landlord's charge for (a) any cleaning of the Building or any part thereof required because of the carelessness or indifference of Tenant, (b) any cleaning done at the request of Tenant of any portions of the premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment, and (c) the removal of any of Tenant's refuse and rubbish from the Building, except refuse and rubbish arising from ordinary cleaning by Landlord as specified in Section 17.01 hereof. Tenant shall pay to Landlord an amount equal to any increase in the cost to Landlord for cleaning the premises if such increase shall be due to (i) the use of the premises by Tenant during hours other than Business Hours or (ii) the installation in the premises, at the request of or by Tenant, of any materials or finish other than those which are of the standard adopted by Landlord for the Building. Tenant understands that all (i) deliveries and removals of construction tools, materials, equipment etc. in connection with Tenant's Changes or surrender of the premises and/or (ii) deliveries and removals of furniture and personal property in connection with Tenant's move-in to and vacating of the premises, shall be done during non-Business Hours. Tenant's access to the premises 24 hours per day, 365 days per year, shall not constitute a request for additional elevator services or additional cleaning services hereunder.

         SECTION 17.04. At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.

         SECTION 17.05. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; PROVIDED, HOWEVER, if the entire premises or any substantial portion thereof shall be rendered untenantable or inaccessible for a period in excess of five (5) consecutive business days by reason of any circumstance within Landlord's reasonable control, then Tenant shall, as its sole and exclusive remedy, be entitled to an abatement of the fixed rent and Article 26 additional rent payable hereunder (on a prorata square foot basis) commencing on the eleventh
(11th)) business day and continuing until the day upon which the entire premises or the substantial portion of the premises, as the case may be, becomes tenantable/accessible; PROVIDED, FURTHER, if the entire premises or any substantial portion thereof shall be rendered untenantable or inaccessible for a period in excess of twenty (20) consecutive business days by reason of any circumstance beyond Landlord's reasonable control, then Tenant shall, as its sole and exclusive remedy, be entitled to an abatement of the fixed rent and
Article 26 additional rent payable hereunder (on a prorata square foot basis) commencing on the thirty-first (31st) business day and continuing until the day upon which the entire premises or the substantial portion of the premises, as the case may be, becomes tenantable/accessible. Tenant shall not be entitled to the abatement provided in this Section 17.05 at any time (and for the length of time) that Tenant is in default beyond any applicable cure period of any of the terms or conditions of this Lease and/or if Tenant's breach of this Lease, negligence or willful misconduct caused the circumstances which gave rise to the inaccessibility or untenantability. Landlord agrees to make reasonable efforts to limit the duration of any such stoppage or interruption but shall not be required to perform the same on an overtime or premium pay basis.

         SECTION 17.06. Tenant acknowledges that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same first-class nature as the Building in the downtown area of the Borough of Manhattan.

                                     ARTICLE 18.

                     LEASE CONTAINS ALL AGREEMENTS - NO WAIVERS

         SECTION 18.01. This Lease contains all the covenants, agreements, terms, provisions and conditions relating to the leasing of the premises hereunder, and Landlord has not made and is not making, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease.

         SECTION 18.02. The failure of Landlord to insist in any instance upon the strict performance of any provision of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect. No waiver or modification by either party of any provision of this Lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by the party against whom enforcement is sought. No surrender of the premises or of any part thereof or of any remainder of the term of this Lease shall be valid unless accepted by Landlord in writing. Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived by Tenant unless such claim is asserted by written notice to Landlord within ninety (90) days after the commencement of the alleged default. Any breach by Tenant of any provision of this Lease shall not be deemed waived by (a) the receipt and retention by Landlord of fixed rent or additional rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this Lease or (d) the receipt and retention by Landlord of fixed rent or additional rent with knowledge of the breach of any provision of this Lease. No payment by Tenant or receipt or retention by Landlord of a lesser amount than any fixed rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease of the executory agreement and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

                                     ARTICLE 19.

                                    PARTIES BOUND

         SECTION 19.01. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representative of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 25 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 19 shall not be construed as modifying the conditions of limitation contained in Article 12 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article l9.

         SECTION 19.02. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and/or as co-partners of a partnership) pursuant to Article 25 (any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenants part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

         SECTION 19.03. If Tenant is a professional corporation or if Tenant is a Partnership Tenant which contains professional corporations as partners, then the shareholders of such professional corporation and/or the shareholder of any professional corporation which is a partner of a Partnership Tenant, as the case may be, shall have joint and several personal liability for the full performance of the terms and conditions of this Lease. Tenant shall, from time to time and within five (5) days after Landlord makes a request therefor, cause
(i) each shareholder of Tenant, if Tenant is a professional corporation and/or
(ii) the shareholder of any professional corporation which is a partner of a Partnership Tenant to execute such documents as Landlord requires to create and confirm the personal liability of such shareholder(s).

                                     ARTICLE 20.

                     CURING TENANT'S DEFAULTS - ADDITIONAL RENT

         SECTION 20.01. If Tenant shall default in the keeping, observance or performance of any provision or obligation of this Lease, Landlord, without thereby waiving such default, may perform the same for the account (and Tenant shall pay Landlord's charge therefor) of Tenant, without notice in a case of emergency and in any other case if such default continues after ten (10) days from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any expense incurred or charged by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, charges, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished, or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article 17 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable within ten (10) days after demand as additional rent under this Lease. If any fixed rent, additional rent or any other costs, charges, expenses or disbursements payable under this Lease by Tenant to Landlord are not paid within ten (10) days after the same is due, the same shall bear interest at the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid and the amount of such interest shall be additional rent.

         SECTION 20.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent or any other charge, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. Landlord reserves the right, without liability to Tenant without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any overtime/overstandard property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only so long as) Tenant is in arrears in paying Landlord therefor.

                                     ARTICLE 21.

                                 INABILITY TO PERFORM

         SECTION 21.01. This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or implicitly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including, but not limited to, governmental pre-emption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency.

                                     ARTICLE 22.

                          ADJACENT TO EXCAVATION - SHORING

         SECTION 22.01. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                     ARTICLE 23.

                                  ARTICLE HEADINGS

         SECTION 23.01. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

                                     ARTICLE 24.

                                 ELECTRICITY AND WATER

         SECTION 24.01. Tenant covenants and agrees to pay directly to the utility company supplying electricity to the premises the amounts due for electric current consumed by Tenant as indicated by meters measuring Tenant's consumption thereof.

         SECTION 24.02. If Landlord recaptures a portion of the premises (or this Lease otherwise terminates as to only a portion of the premises) and, if as a result thereof, one meter measures the consumption of electric current by Tenant and another tenant of space in the Building (i.e., more than one tenant on a floor), or if there is no meter measuring Tenant's consumption of electric current for any purpose, including without limitation, air conditioning, ventilating and heating, Tenant agrees to pay to Landlord or Landlord's designated agent charges for electric current consumed by Tenant as determined by Landlord's electric consultant in accordance with Section 24.04 below, it being the intention of the parties that the Tenant be charged the same amount as if Tenant were furnished electrical energy directly by the public utility plus the 5% charge hereinafter provided for. Bills therefor at the rate charged to Landlord for such electric current, plus the amount of sales tax imposed thereon by any governmental authority, plus 5% of the total amount thereof for administration and processing, shall be rendered at such times as Landlord may elect based upon estimates of Landlord's electric consultant which may be made from time to time as Landlord deems necessary. In the event that such bills are not paid within twenty (20) days after the same are rendered, Landlord may exercise all of its rights and remedies under this Lease or otherwise for non-payment of rent. Tenant shall permit Landlord's electrical consultant to make surveys in the premises from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein, but such consultant will endeavor to minimize the disruption of Tenant's business. In the event the Tenant occupies a portion of a floor, with respect to the electric current used (i) to run the core air conditioning, heating and ventilating system on Tenant's floor, including without limitation, for purposes of "early morning warm-up" and (ii) for the lighting of the common areas on Tenant's floor (herein collectively called "Common Area Electric"), Tenant shall pay its proportionate share of such charge for such Common Area Electric plus sales tax and the administrative fees referred to above, based upon the proportion which the rentable area of the premises bears to the rentable area of the floor on which the premises are located. Tenant's proportionate share for Common Area Electric shall not include any additional or overtime electric used by other tenants.

         SECTION 24.03. Tenant covenants and agrees that at no time will the connected electrical load in the premises exceed five (5) watts per rentable square foot, which Landlord represents is existing within the premises. Landlord shall furnish and install, at Tenant's expense, all replacement lighting tubes, lamps, bulbs and ballasts required in the premises.

         SECTION 24.04. Any determinations with respect to charges for electricity on floors occupied by more than one tenant which must be made pursuant to the terms of this Lease shall be made by a reputable, independent electrical consultant selected by Landlord ("Landlord's electrical consultant"). Any determination made by Landlord's electrical consultant pursuant to or in connection with this Lease shall be binding and conclusive on Landlord and on Tenant unless Tenant disputes such determination as hereinafter provided.
Tenant shall have the right to give a notice (the "Dispute Notice") to Landlord within thirty (30) days after the date it is notified of any determination by Landlord's electrical consultant that Tenant has engaged its own electrical consultant ("Tenant's electrical consultant") to verify the determination of Landlord's electrical consultant. If Tenant's electrical consultant and Landlord's electrical consultant cannot agree with ten (10) days after the Dispute Notice, if any, if given on what an appropriate resolution of their dispute should be, then either party, upon notice to the other, shall submit the issue to arbitration. While such dispute is being resolved, Tenant shall pay such charges and payments as would be due hereunder if Landlord's electrical consultant's determination were correct without prejudice to Tenant's position. In the event it is finally determined that there has been an overpayment by Tenant, such overpayment shall be credited against future rent payments due from Tenant under the Lease and in the event of an underpayment, the amount of such underpayment by Tenant shall be paid by Tenant to Landlord within twenty (20) days after such determination is made.

         SECTION 24.05. Tenant's use of electric energy in the premises and/or the Building's telephone network shall not at any time exceed the capacity of any of the equipment in or otherwise serving the premises. In order to ensure that such capacities are not exceeded and to avert possible adverse effect upon the Building s electric service and/or the Building's telephone network, Tenant shall not, without Landlord's prior consent in each instance (i) connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the premises existing on the term commencement date other than typewriters, lamps, desk calculators, photocopier and similar small office appliances (which shall include computers, facsimile machines, video cassette recorders, televisions, music systems and freestanding fans, provided the capacities serving the premises are not exceeded) or (ii) connect any telecommunication devices to the Building's telephone network in excess of that which an ordinary office installation would connect. Should Landlord grant such consent(s), all additional risers or other equipment required therefor shall be provided by Landlord and Landlord's charge therefor (as well as any charge for any future maintenance or repair thereof) shall be paid by Tenant to Landlord within ten (10) days after demand.

         SECTION 24.06. Where water is furnished by Landlord for purposes other than for (i) normal office use (including a pantry-type wet kitchen), (ii) Landlord s air conditioning equipment during Business Hours, and (iii) drinking, lavatory or toilet facilities in the premises, Tenant shall pay a reasonable amount for the same and for any required pumping and heating thereof as well as any taxes, sewer rents or other charges which may be imposed by the city or other governmental authority or agency thereof based on the quantity of water so used by Tenant.

         SECTION 24.07. Subject to Section 17.05, Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electricity, water or telephone network access and/or service furnished to the premises.

         SECTION 24.08. Landlord may, if done on a reasonably uniform basis and at any time during the term hereof, upon not less than thirty (30) days prior notice to Tenant, change the method of furnishing electricity to the premises from the basis then in effect to a submetering basis. If Landlord elects to furnish electricity to the premises on a submetering basis, then, effective as of the date (hereinafter called the "Submetering Conversion Date") on which Landlord begins to furnish electric energy to the premises on a submetering basis:

         (a) Landlord shall, subject to the provisions of Section 24.04, furnish electric energy to the premises for the purposes permitted under this Lease and Tenant shall purchase the same from Landlord at the rates, charges and terms from time to time paid by Landlord to purchase electric energy from the public utility, plus the 5% administrative charge hereinabove mentioned, provided that the same shall not be in excess of those allowable under law, as applied to the electric energy consumed in the premises, as measured by a meter or meters, maintained and installed by Landlord at Landlord s expense (which installation may include the addition of, or the modification of the existing, risers, feeders, wiring and other conductors and equipment, any and all of which shall be paid for by Landlord) at such location or locations as Landlord shall determine, it being understood that the meters so installed may include a meter relating to the demand factor aspect of such consumption of electric energy.

         (b) Tenant shall pay Landlord, as additional rent, the amounts from time to time billed by Landlord pursuant to the provisions hereof for the electric energy consumed in the premises; each such bill to be paid within ten
(10) days after the same has been rendered. Where more than one meter shall measure the electric energy consumed in the premises, the amount consumed, as measured by each meter, may be computed and billed separately in accordance with the provisions hereof. If any tax is imposed upon Landlord's receipts from the sale or resale of electric energy to Tenant under federal, state, municipal or other law, such tax may, to the extent permitted by law, be passed on by Landlord to Tenant and be included, as additional rent, in the bills payable by Tenant hereunder.

         (c) If any bill rendered by Landlord is not paid within the period hereinabove specified, Landlord may without further notice discontinue the furnishing of electric energy to the premises without releasing Tenant from any liability under this Lease and without Landlord or any agent of Landlord incurring any liability for any loss or damage sustained by Tenant by reason of such discontinuance of electrical service.

         SECTION 24.09. Tenant shall pay to Landlord, as additional rent, the amounts from time to time billed by Landlord pursuant to the provisions hereof, each such bill to be paid within ten (10) days after the same has been rendered. If any tax is imposed upon Landlord's receipts from the sale or resale of electric energy to Tenant under federal, state, municipal or other law, such tax may, to the extent permitted by law, be passed on by Landlord to Tenant and be included as additional rent, in the bills payable by Tenant hereunder.

         SECTION 24.10. Notwithstanding anything contained in this Article 24 to the contrary (a) if the law or utility servicing the Building requires Tenant to convert to direct metering, then the cost to so convert shall be split equally between Landlord and Tenant and (b) if the conversion is required by Landlord and not the law or the utility servicing the Building, then the cost to so convert shall be paid by Landlord.

                                     ARTICLE 25.

                      ASSIGNMENT, MORTGAGING, SUBLETTINQ, ETC.

         SECTION 25.01. Tenant shall not, whether directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted or offer or advertise to do so, (b) sublet the premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber, grant a security interest in or otherwise hypothecate this Lease or the premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

         SECTION 25.02. If Tenant is a corporation or other entity, the provisions of subdivision (a) of Section 25.01 shall apply to (i) a transfer of any percentage interest of the stock or beneficial ownership interest, as the case may be, of Tenant (at any level and however accomplished, whether in a single transaction or in a series of related or unrelated transactions); (ii) a transfer by operation of law or otherwise, of Tenant's interest in this Lease; and/or (iii) any increase in the amount of issued and/or outstanding shares of capital stock of any corporate Tenant (or partnership interests or any partnership Tenant) and/or the creation of one or more additional classes of capital stock of any corporate Tenant (or partnership interests of any partnership Tenant) (however accomplished, whether in a single transaction or in a series of related or unrelated transactions), with the result that the Tenant shall no longer be controlled by the beneficial and record owners holding a majority of the capital stock of such corporate Tenant (or partnership interests in the case of a partnership) as of the date Tenant executed this Lease. Notwithstanding the above, the provisions of subdivision (a) of Section 25.01 shall not apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred or to any corporation or other entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles equal to or greater than the net worth of Tenant immediately prior to such merger, consolidation or transfer and Tenant is ultimately controlled by the same persons who controlled Tenant immediately prior to such merger, consolidation or transfer and Tenant provides Landlord with satisfactory evidence of the same at least fifteen (15) days prior to such merger, consolidation or asset transfer; PROVIDED, HOWEVER, this exception shall not apply in the situation where Tenant is a shell corporation (I.E., either Tenant has no or minimal assets or all or substantially all of Tenant's assets are located at the premises and it derives all or substantially all of its income from operations at the premises). In the event that Tenant is a shell corporation, any such merger, consolidation or asset transfer shall be subject to Section 25.01. Notwithstanding anything contained in this Article 25 to the contrary, ECONOPHONE, INC. ("EconoPhone") may assign this Lease and/or sublease the demised premises or any portion thereof to any entity which controls EconoPhone, EconoPhone controls and/or is under common control with EconoPhone, without having to obtain Landlord's prior written consent (and shall not be subject to Section 25.06) provided that (a) EconoPhone is not in default of any of the terms or conditions of this Lease at the time of the making of such assignment or sublease or the time such assignment or sublease is to take effect or commence, as the case may be, (b) EconoPhone provides Landlord with ten (10) business days prior written notice thereof along with a fully executed copy of the assignment or sublease, (c) EconoPhone provides Landlord, from time to time (initially as well as any time thereafter), within five (5) business days after Landlord requests the same, such evidence and/or affidavits as Landlord may require in order to confirm whether the above-described control test is satisfied, (d) EconoPhone and the assignee or subtenant, as the case may be, executes Landlord's then standard form of consent to assignment or sublease, as the case may be, and Tenant reimburses Landlord for Landlord's out-of-pocket costs in connection therewith and (e) said assignee or subtenant continues at all times thereafter to satisfy the above-described control test. Any transaction resulting in the existing holders of Tenant's capital stock holding less than a majority shall not be subject to Section 25.01 hereof, so long as one or more of the existing holders of Tenant's capital stock continues to control Tenant, either through ownership of voting securities, exercise of management control, or otherwise.

         SECTION 25.03. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the assignee. If the premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the fixed rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 25.01, or the acceptance of the assignee, subtenant or occupant as tenant, or as a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

         SECTION 25.04. Any assignment or transfer, whether made with or without Landlord's consent pursuant to Section 25.01 or Section 25.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 25.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer (including by way of asset transfer), whether or not in violation of the provisions or this lease, and notwithstanding the acceptance or fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed.

         SECTION 25.05. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

         SECTION 25.06. Notwithstanding anything contained to the contrary in Sections 25.01 or 25.02 of this Article, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease (other than an assignment to be made pursuant to the second sentence in Section 25.02) or sublet all or part of the premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 45 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the premises, and (c) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of part of the premises for a term, including renewal options, which does not extend into the last two years of the Lease), (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all the premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the premises other than a sublease referred to in clause (i) hereof). Said option may be exercised by Landlord by notice to Tenant at any time within 30 days after such notice has been given by Tenant to Landlord; and during such 30 day period, Tenant shall not assign this Lease or sublet such space to any person.

         SECTION 25.07. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all the premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

         SECTION 25.08. If Landlord exercises its option to terminate this Lease in part, in any case where Tenant desires to sublet part of the premises, then, (a) this Lease shall end and expire with respect to such part of the premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the premises remaining bears to the total rentable area of the premises; and (c) Tenant shall pay to Landlord, upon demand, Landlord's charge for physically separating such part of the premises from the balance of the premises.

         SECTION 25.09. If Landlord exercises its option to sublet the portion(s) of the premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

         (a) The sublease shall be expressly subject to all the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

         (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

         (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease, provided, however, in any of such events, Tenant's liabilities and obligations under this Lease shall be limited to the payment of fixed rent and the escalations under Article 26 hereof;

         (d) Such sublease shall provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted, subject to the requirements of subdivision (c) above, to make alterations, decorations, and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space made therein by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal, provided, however, in any of such events, Tenant's liabilities and obligations under this Lease shall be limited to the payment of fixed rent and the escalations under Article 26 hereof; and

         (e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate (but no such use shall constitute a default by Tenant), (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the premises, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition and subject to subdivision (d) above.

         SECTION 25.10. In the event Landlord does not exercise its options pursuant to Section 25.06 to so sublet the premises or terminate this Lease in whole or in part and providing that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, or delayed, provided and upon condition that:

         (a) Tenant shall have complied with the provisions of Section 25.06 and Landlord shall not have exercised any of its options under said Section
25.06 within the time permitted therefor;

         (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business in keeping with the then standards of the Building and the proposed use (i) is limited to the use expressly permitted under Section 1.03 and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

         (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

         (d) Neither (i) the proposed assignee or subtenant nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building;

         (e) The proposed assignee or subtenant is not a person with whom Landlord is then negotiating to lease space in the Building;

         (f) The form of the proposed sublease shall comply with the applicable provisions of this Article and otherwise be reasonably acceptable to Landlord;

         (g) There shall not be more than one (1) subtenant (including Landlord or its designee) of the premises;

         (h)  DELETED.

         (i) Tenant shall reimburse Landlord on demand for any out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent;

         (j) Tenant shall not have (i) advertised or publicized in any way the availability of the premises without prior notice to and reasonable approval by Landlord (except Tenant may list the same with a broker(s)), nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (ii) listed the premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the rate permitted by subdivision (h) of this Section.

         Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the premises by Tenant or any person claiming through or under Tenant (except as provided in Section 25.09) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or subtenant or if Landlord shall exercise any of its options under
Section 25.06, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         SECTION 25.11. In the event that (a) Landlord fails to exercise any of its options under Section 25.06 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all the provisions and conditions of Section 25.06 before assigning this Lease or subletting all or part of the premises.

         SECTION 25.12. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

         (a) The subletting shall be for a term ending prior to the expiration of this Lease.

         (b) No sublease shall be valid, and no subtenant shall take possession of the premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

         (c) Each sublease shall be deemed to provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that Section 27.04 shall govern in the event of termination, re-entry or dispossess by Landlord or successor landlord under this Lease.

         SECTION 25.13. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord as additional rent:

         (a) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then depreciated cost thereof determined on the basis of Tenant's federal income tax returns) and after deducting reasonable legal fees, the cost of reasonable alterations and reasonable brokerage fees; and

         (b) in the case of a sublease, any rents, additional rent or other consideration payable under the sublease to Tenant by the subtenant in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then depreciated cost thereof determined on the basis of Tenant's federal income tax returns) and after deducting (on an amortized basis over the term of the sublease) reasonable legal fees, the cost of reasonable alterations and reasonable brokerage fees. The sums payable under this Section 25.13(b) shall be paid to Landlord as and when received by Tenant.

         SECTION 25.14. Landlord shall, at the request of Tenant, maintain listings on the Building directory (to the extent the same exists) of the names of Tenant and any other person, firm, association or corporation in occupancy of the premises or any part thereof as permitted hereunder, and the names of any officers or employees of any of the foregoing; provided, however, that the number of names so listed shall be in the same proportion to the capacity of the Building directory as the aggregate number of square feet of rentable area of the premises is to the aggregate number of square feet of rentable area of the Building. The listing of any name other than that of Tenant, whether on the doors of the premises, on the Building directory, or otherwise, shall not operate to vest in said person or entity any right or interest in the 1ease or in the premises or any portions thereof or be deemed to be the consent of Landlord (written or otherwise) mentioned in this Article 25. It is expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

                                     ARTICLE 26.

                                     ESCALATIONS

         SECTION 26.01. As used in this Article 26, the words and terms which follow mean and include the following:

         (a) "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

         (b) "Operation Year" shall mean each calendar year of twelve consecutive months.

         (c) "Tenant's Proportionate Share" shall be deemed to be 2.154% for the purposes of this Lease. Tenant acknowledges that such agreed-upon percentage shall change only if the area of the premises is increased or decreased pursuant to a writing signed by Landlord and Tenant or if Landlord physically constructs additional rentable space in the Building.

         (d) "Operating Expenses" shall include those expenses which have the meaning set forth in Exhibit A, annexed hereto and made a part hereof.

         (e) "Base Year Operating Expenses" shall mean the Operating Expenses for the Operation Year ending December 31, 1997.

         (f) "Real Estate Taxes" shall mean the aggregate amount of real estate taxes and assessments imposed upon the Land and Building and payable by Landlord (including, without limitation, (i) real estate taxes upon any "air rights" or payable by the Landlord to a ground lessor with respect thereto and
(ii) any assessments levied after the date of this Lease for public benefits to Land and/or Building, which assessments, if payable in installments shall be deemed payable in the maximum number of permissible installments) in the manner in which such taxes and assessments are imposed as of the date hereof, excluding any franchise or income tax of Landlord; provided, that if because of any change in the taxation of real estate, any other tax or assessment of any kind or nature (including, without limitation, any occupancy, gross receipts or rental tax but excluding inheritance, gift and excise taxes ) is imposed upon Landlord or the owner of the Land and/or Building, or upon or with respect to the Land and/or Building or the occupancy, rents or income therefrom, in substitution for, or in addition to, any of the foregoing Real Estate Taxes, such other taxes or assessment shall be deemed part of the Real Estate Taxes. With respect to any Tax Year, all expenses, including legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Real Estate Taxes (whether or not successful in lowering the amount of Real Estate Taxes), shall be considered as part of the Real Estate Taxes for such Tax Year. Landlord shall have the exclusive right, but not the obligation, to contest or appeal any assessment of Real Estate Taxes levied upon the Land and the Building by any governmental or quasi-governmental taxing agency. Tenant shall have no right or power to contest or appeal any assessment of Real Estate Taxes.

         (g) "Real Estate Tax Base" shall mean the sum which is equal to the Real Estate Taxes for the Tax Year ending on June 30, 1997.

         (h) "Escalation Statement" shall mean a statement in writing signed by Landlord, setting forth the amount payable by Tenant for a specified Tax Year or Operation Year, as the case may be, pursuant to this Article 26, setting forth in reasonable detail the computation of any additional rent payable pursuant to this Article.

         SECTION 26.02. If the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, Tenant shall pay to Landlord as additional rent pursuant to Sections 26.05 and 26.06 for the premises for such Tax Year an amount (herein called the "Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Real Estate Taxes for such Tax Year are greater than the Real Estate Tax Base.

         SECTION 26.03. For each Operation Year commencing during the term of this Lease, Tenant shall pay pursuant to Sections 26.05 and 26.06 an amount (herein called the "Operating Payment") equal to Tenant's Proportionate Share of the amount by which the Operating Expenses for such Operation Year are greater than the Base Year Operating Expenses.

         SECTION 26.04. If, in any Operation Year (any part or all of which falls within the lease term), Landlord shall incur any cost for a capital improvement made or purchased in compliance with any future law or governmental regulation (as, for example, respecting fire safety, in compliance with New York City Local Law 5-73 and/or the cost to purchase the Building's telephone network in the event that the law requires the same to be purchased from the utility serving the Building), then Tenant shall pay to Landlord as additional rent for the premises for the next succeeding Operation Year and continuing thereafter for each succeeding year (and any fraction thereof) during the balance of the lease term (to the extent that such improvement is being amortized during the balance of the lease term and Landlord agrees to amortize the cost of any such improvement over a period of not less than ten (10) years) an amount equal to Tenant's Proportionate Share of the reasonable annual amortization of such cost (together with interest thereon).

         SECTION 26.05. Landlord shall furnish to Tenant, prior to the commencement of each Operation Year or Tax Year, as the case may be, a written statement setting forth Landlord's reasonable estimate of the Tax Payment or the Operating Payment, as the case may be, and in the case of any Operation Year, pursuant to Section 26.03 hereof, and, in case of any Tax Year, pursuant to
Section 26.02 hereof. Tenant shall pay to Landlord on the first day of each month during such Operation Year or Tax Year, as the case may be, an amount equal to one-twelfth of Landlord's reasonable estimate of the Operating Payment for such Operation Year or the Tax Payment for such Tax Year. If, however, Landlord shall furnish any such estimate for an Operation Year or a Tax Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operation Year or Tax Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment or Tax Payment previously made for such Operation Year or Tax Year, as the case may be, were greater or less than the installments of the Operating Payment or Tax Payment to be made for such Operation Year or Tax Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 20 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly refund to Tenant the amount thereof; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operation Year or Tax Year, as the case may be, Tenant shall pay to Landlord an amount equal to one-twelfth (l/12th) of the Operating Payment or Tax Payment, as the case may be, shown on such estimate.

         SECTION 26.06. Landlord shall furnish to Tenant an Escalation Statement for each Operation Year and for each Tax Year. If the Escalation Statement shall show that the sums paid by Tenant under Section 26.05 exceeded the Tax Payment or Operating Payment to be paid by Tenant for such Tax Year or Operation Year, as the case may be, Landlord shall promptly refund to Tenant the amount of such excess; and if the Escalation Statement for such Tax Year or Operation Year, as the case may be, shall show that the sums so paid by Tenant were less than the Tax Payment or Operating Payment, as the case may be, to be paid by Tenant for such Tax Year or Operation Year, Tenant shall pay the amount of such deficiency within 20 days after demand therefor.

         SECTION 26.07. In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Proportionate Share of any increase thereof in respect of such Tax Year pursuant to Section
26.06 hereof, Landlord shall credit or refund to Tenant Tenant's Proportionate Share of the refund of such taxes received by Landlord. If, after an Escalation Statement has been sent to Tenant, the assessed valuation which had been utilized in determining the Real Estate Base Tax is reduced (as a result of settlement, final determination of legal proceedings or otherwise), then, and in such event (a) the Real Estate Tax Base shall be retroactively adjusted to reflect such reduction and (b) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

         SECTION 26.08.  Intentionally deleted.

         SECTION 26.09. Payments shall be made pursuant to this Article 26 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease and any delay or failure of Landlord in billing any additional rent provided for in this Article 26 shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder.

         SECTION 26.10. Within ninety (90) days after the submission of any Escalation Statement, Landlord shall allow the officers, employees, and agents of Tenant, upon ten (10) business days' notice to Landlord, to examine, during Business Hours, such books, purchase orders, invoices, payrolls, tax bills and other records as may be reasonably necessary in order to permit Tenant to verify the information set forth in such Escalation Statement with respect to Operating Expenses and Real Estate Taxes. Tenant shall keep all information which it is shown in connection with such verification confidential and shall not reveal the same to any third party except as may be required by law. Landlord shall have the right to precondition the verification right provided hereunder upon the execution by the person conducting such verification of a confidentiality agreement. In the event that Tenant fails to initiate such verification within said ninety (90) day period, Tenant shall have no further right to challenge or contest the accuracy of the applicable Escalation Statement.

         SECTION 26.11. In no event shall the fixed rent under this Lease (exclusive of the additional rent under this Article) be reduced by virtue of this Article.

                                     ARTICLE 27.

                                    SUBORDINATION

         SECTION 27.01. This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the real property or any portion thereof of which the premises form a part and to all mortgages and trust indentures which may now or hereafter be placed on or affect such leases and/or the real property of which the premises form a part, or any part or parts of such real property, and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortgages, or indentures and to all renewals, modifications, consolidations, increases, recastings, replacements, extensions and substitutions of and for such ground leases and/or underlying leases and/or mortgages or indentures (each lease or mortgage to which this Lease shall be subject and subordinate pursuant to the provisions hereof being respectively hereinafter called a "superior lease" or a "superior mortgage"). This Section 27.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute, at its sole cost and expense, and deliver promptly any certificate that Landlord and/or any lessor under any superior lease and/or any holder of any superior mortgage and/or their respective successors in interest may request. Tenant hereby constitutes and appoints Landlord and/or any lessor under any superior lease and/or any holder of any superior mortgage and/or their respective successors in interest as Tenant's attorney-in-fact to execute and deliver any such certificate or certificates for and on behalf of Tenant.

         SECTION 27.02. In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not be entitled to exercise such right:

         (a) unless and until Tenant has given prompt written notice of such act or omission to the lessor under each superior lease and the holder of each superior mortgage, whose name and address shall previously have been furnished to Tenant in writing; and

         (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such lessor or such holder within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when the lessor under such superior lease or the holder of such superior mortgage shall have become entitled under such lease or such mortgage, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such lessor or such holder shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

         SECTION 27.03. Tenant covenants that neither the termination of any superior lease or any superior mortgage, nor the institution of any suit, action or other proceeding by the lessor under any such superior lease or the holder of any such superior mortgage to recover possession of the premises leased or mortgaged under any such superior lease or any such superior mortgage or to realize on the mortgagor's interest under any such superior mortgage in any such superior lease (provided that Tenant is not otherwise disturbed by the lessor under any such superior lease or the holder of any such superior mortgage) shall, by operation of law or otherwise, result in the cancellation or termination of this-Lease (unless specific action is taken by the lessor under any such superior lease or the holder of any such superior mortgage to terminate this Lease) or the obligations of Tenant hereunder. If the lessor under any superior lease or the holder of any superior mortgage, or the purchaser upon any foreclosure sale relating to such superior mortgage, or any designee of such lessor or such holder shall succeed to the rights of Landlord under this Lease, whether through possession, or any action or proceeding relating to the termination of such superior lease, or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord's rights (such party being sometimes hereinafter called a "successor landlord") and upon such successor landlord's written agreement to accept Tenant s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver, at Tenant's sole expense, any instrument that such successor landlord may reasonably request to evidence such attornment and none of the above-described successions shall, by operation of law or otherwise, result in the cancellation or termination of this Lease (unless specific action is taken by such successor landlord to terminate this Lease) or the obligations of Tenant. In the event successor landlord requests Tenant to execute an attornment, Tenant shall acquire no rights with respect to said successor landlord until the attornment has been executed. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except that the successor landlord shall not:

         (a) be liable for any previous act or omission of Landlord under this Lease;

         (b) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; or

         (c) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's fixed rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor under the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

         SECTION 27.04. In the event of termination, cancellation, re-entry or dispossess by Landlord or a successor landlord under this Lease Tenant shall, at Landlord's or the successor landlord's request, execute an assignment by Tenant to Landlord or the successor landlord of Tenant's interest as sublessor under any subleases to this Lease, and Tenant hereby appoints Landlord or the successor landlord as Tenant's attorney-in-fact to execute any such assignment upon Tenant's failure or refusal to do so and shall execute any necessary documents to confirm said appointment upon Landlord's or the successor landlord's request.

         At Landlord's or successor landlord's option, sublessee shall attorn to Landlord or the successor landlord and upon such attornment, the sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord or the successor landlord and sublessee upon all the terms, conditions and covenants set forth in, at Landlord's or successor, landlord's option, the Lease or the sublease, except that Landlord or the successor landlord shall not:

         (a) be liable for any previous act or omission of sublessor under the sublease;

         (b) be subject to any offset, which shall have theretofore accrued to sublessee against sublessor; or

         (c) be bound by any previous modification of the sublease, not expressly provided for in the sublease, or by any previous prepayment of more than one month's fixed rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the Landlord under the Lease, the lessor under the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of sublessor under the sublease, as the case may be.

         In the event that Landlord or a successor landlord, as the case may be, does not request Tenant to assign its interest in the sublease or have sublessee attorn to Landlord or the successor landlord, as the case may be, then Landlord or successor landlord, as the case may be, shall have the right to terminate the sublease immediately at any time after termination or cancellation of this Lease or re-entry or dispossess by Landlord or a successor landlord under this Lease.

         All subleases made in accordance with this Lease shall be subject to the above provision.

         SECTION 27.05. In the event the holder of any superior mortgage (present or future) relating to the premises and/or this Lease requests that (a) this Lease and Tenant's rights hereunder be made superior, rather than subordinate, to such mortgage and/or (b) Tenant enter into a non-disturbance and attornment agreement, then Tenant within ten (10) days after written request, will execute and deliver without charge such agreement(s) in such form(s) acceptable to the holder of such mortgage.

         SECTION 27.06. If Tenant fails to execute and deliver any documents as and when required by this Article 27, then, notwithstanding any other provision of this Lease, without the requirement of notice from Landlord such failure will constitute a default under this Lease beyond any applicable grace period, entitling Landlord to the same rights and remedies as if such default were with respect to nonpayment of fixed rent.

                                     ARTICLE 28.

                                    MISCELLANEOUS

         SECTION 28.01. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the premises or any part thereof, or permit the premises or any part thereof to be used,

         (i) for a banking, trust company, or safe deposit business, provided however, a non-retail (open to customers only and not the general public) bank office is permitted,

         (ii) as a savings bank, or as a savings and loan association, or as a loan company,

         (iii)   for the sale of travelers checks and/or foreign

         (iv) as a stock brokerage office or for stock brokerage purposes or for the underwriting of securities, provided however, a non-retail (open to customers only and not the general public) stock brokerage office is permitted,

         (v)     as a news and cigar stand, as such, or

         (vi) as a restaurant and/or bar and/or for the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever.

         SECTION 28.02. Tenant hereby represents, covenants and agrees that Tenant's business is not photographic reproductions and/or documentary reproductions and/or offset printing. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the premises or any part thereof, or permit the premises or any part thereof to be used, for the business of photographic reproductions and/or documentary reproductions and/or offset printing. Nothing contained in this Section 28.02 shall preclude Tenant from using any part of the premises for photographic reproductions and/or documentary reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities.

         SECTION 28.03. If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

         SECTION 28.04. If, at any time during the last month of the term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the premises, Landlord and Tenant shall thereupon enter into an agreement terminating this Lease, provided Tenant shall have paid the fixed rent for the last month of the term of this Lease and shall be liable to Landlord for any other payments required pursuant to this Lease.

         SECTION 28.05. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot which such floor was designed to carry and which must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. If the premises be or become infested with vermin as a result of the use or any misuse or neglect of the premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

         SECTION 28.06. If Landlord shall consent to the omission or removal of any part of, or the insertion of any door or other opening in, any wall separating the premises from adjoining space leased to another tenant, then (i) Tenant shall be responsible for all risk of damage to, or loss or theft of, property arising as an incident to such omission or removal or the use of such door or other opening, or because of the existence thereof, and shall indemnify and save Landlord harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (ii) in the event of the termination of this Lease or the lease of said other tenant, Landlord may enter the premises and Landlord, at Tenant's expense, may close up any door or other opening by erecting a wall to match the wall separating the premises from said adjoining space, and Tenant shall not be entitled to any diminution or abatement of rent or other compensation by reason thereof; provided, however, that nothing herein contained shall be deemed to vest Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding or action which may hereafter be instituted by Landlord for the recovery of the possession of said adjoining space.

         SECTION 28.07. Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

         SECTION 28.08. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed under this Lease.

         SECTION 28.09. Tenant shall not place or permit to be placed any vending machines in the premises, except with the prior written consent of Landlord in each instance, not to be unreasonably withheld or delayed.

         SECTION 28.10. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the premises hereby demised, except with the prior written consent of Landlord in each instance.

         SECTION 28.11. Tenant will not clean, nor require, permit, suffer or allow any window in the premises to be cleaned, in violation of Section 202 of the Labor Law of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

         SECTION 28.12. Tenant represents that it has not dealt with any person or broker in connection with this transaction other than Schlesinger & Company, LLC (the "Broker") and agrees to defend, indemnify and hold harmless Landlord from any damage suffered by Landlord through any breach of this representation, including, without limitation, attorney's fees. Landlord represents that it has not dealt with any person or broker in connection with this transaction other than the Broker and agrees to defend, indemnify and hold harmless Tenant from any damage suffered by Tenant through any breach of this representation, including, without limitation, attorney's fees.

         SECTION 28.13. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being, of the Land and Building (or the owner of a lease of the Building or the Land and Building), so that in the event of any sale or sales of the Land and Building or of said lease, or in the event of a lease of the Building, or of the Land and

Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. No general or limited partner or shareholder of Landlord (including any assignee or successor of Landlord) or other holder of any equity interest in Landlord shall be personally liable for the performance of Landlord's obligations under this Lease. The liability of Landlord (including any assignee or successor of Landlord) for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Land and Building and Tenant shall not look to any of Landlord's other assets in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

         SECTION 28.14. The submission by Landlord of the Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the Lease and duplicate originals thereof shall have been delivered to the respective parties.

         SECTION 28.15.  DELETED.

         SECTION 28.16. Tenant covenants to pay any occupancy or rent tax now in effect or hereafter enacted if the same applies to Tenant's leasing of the premises. Alternatively, Tenant shall pay to Landlord upon demand as additional rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

                                     ARTICLE 29.

                                  LAYOUT AND FINISH

         SECTION 29.01. Tenant shall, at Tenant's expense, and as part of Tenant's Changes, perform all the work (Tenant's Work) in the premises necessary for Tenant's occupancy thereof, including, but not limited to all work as may be necessary to comply with New York City Local Law 5-73, subject to the provisions of this Lease. Upon the term commencement date, Landlord shall make the premises available to Tenant for the performance of such work to be done by Tenant. Tenant agrees with respect to its activities and work during such period that it will conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute. Tenant further agrees that it will, prior to the commencement of any work in the premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this Lease.

         SECTION 29.02. Tenant shall perform Tenant's Work pursuant to the provisions of Article 5(e) of the Lease, and Tenant shall use only contractors and subcontractors who are previously approved in writing by Landlord, such approval not to be unreasonably withheld or delayed, except that (a) tie-ins to the Building's BMS system will be performed by the contractor currently designated by Landlord for such work in the Building, and (b) all Class-E system tie-ins will be performed by the electrician currently designated by Landlord as the Building electrician; provided, however, that the cost of the contractors set forth in the foregoing clauses (a) and (b) shall be commercially reasonable for similar work in first class office buildings comparable to the Building in Manhattan.

         SECTION 29.03. Provided Tenant is not in default of any term or condition of this Lease, Landlord shall pay Tenant an allowance in the amount of $163,211 (hereinafter called "Tenant's Allowance"), which credit shall be applied solely against the cost and expense incurred in connection with the performance of Tenant's Work, including without limitation, fees payable to Tenant's engineer and Tenant's architect and the cost to file the final plans and obtain necessary permits and excluding the cost to purchase any personal property. In the event that the cost and expense of Tenant's Work shall exceed the amount of Tenant's Allowance, Tenant shall be entirely responsible for such excess. In the event that the cost and expense of Tenant's Work shall be less than the amount of Tenant's Allowance, the balance of Tenant's Allowance remaining after the payment of all costs incurred in connection with Tenant's Work may be applied as a credit against the fixed rent payable under the Lease. Tenant's Allowance shall be payable to Tenant upon written requisition in installments as Tenant's Work progresses, but in no event more frequently than monthly. The amount of each installment of Tenant's Allowance payable pursuant to any such requisition shall be an amount equal to the product obtained by multiplying the amount of Tenant's Allowance by a fraction, the numerator of which is equal to the actual costs paid by Tenant for completed portions of Tenant's Work referenced in such requisition (as evidenced by the paid invoices delivered to Landlord in accordance with the next sentence), and the denominator of which is equal to the total estimated cost of Tenant's Work, which estimate shall be made, and certified to, by Tenant's architect in good faith based on the final plan. Prior to the payment of any such installment, Tenant shall deliver to Landlord such written requisition for disbursement which shall be accompanied by (1) paid invoices for the Tenant's Work performed since the last disbursement subject to customary retentions, (2) a certificate signed by Tenant's architect or an officer of Tenant certifying that the Tenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plan, (3) partial lien waivers by contractors, subcontractors and all materialmen for all such work or, if then available, for work covered by the prior disbursement, and (4) with respect to the final disbursement of Tenant's Allowance, all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover. Within a reasonable period after the substantial completion of Tenant's Work, Tenant shall submit to Landlord a general release or final lien waivers from all contractors and subcontractors performing Tenant's Work releasing Landlord from all liability for any Tenant's Work. At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the premises and inspection thereof and shall have the right to withhold all or any portion of Tenant's Allowance (as shall be reasonably appropriate under the circumstances) as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in compliance with the provisions of the Lease if Tenant fails to correct same promptly after written notice from Landlord to do so; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection except to the extent of Landlord's negligence or willful misconduct. Any payments of Tenant's Allowance in accordance with the above requirements may, upon written direction of Tenant, be made directly to Tenant's contractors.

                                     ARTICLE 30.

                                     INSURANCE

         SECTION 30.01. Tenant covenants, at its expense, to provide prior to entry upon the premises and to keep in force and effect during the demised term:
(1) comprehensive general liability insurance with respect to the premises and its appurtenances on an occurrence basis against claims for bodily injury and property damage with minimum limits of liability in amount of THREE MILLION and 00/100 DOLLARS ($3,000,000.00) combined single limit for bodily injury and property damage (including coverage for all operations of Tenant, products/completed operations, independent contractors, broad form property damage, personal injury liability and contractual liability coverage); (2) if the nature of Tenant's business is such as to place all or any of its employees under workers' compensation or similar statutes, workers' compensation or similar insurance affording statutory coverage and containing statutory limits; and (3) all-risk property damage insurance on, including theft or attempted theft of, Tenant's personal property including improvements and betterments for which Tenant is responsible under this Lease. Tenant agrees to deliver to Landlord, at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, either an original policy or a certificate of insurance procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon thirty (30) days' written notice to Landlord and any designee(s) of Landlord. Workers compensation insurance provided for in this Section may be procured by Tenant's contractors.

         SECTION 30.02. All the aforesaid insurance shall be issued in the name of Tenant and name Landlord (and any designee(s) of Landlord) as additional insureds, and shall be written by one (1) or more responsible insurance companies licensed to do business in New York State; all such insurance may be carried under a blanket policy covering the premises and any other of Tenant's locations and shall contain endorsements that: (1) Such insurance may not be cancelled or amended with respect to Landlord (or its designee(s)) except upon thirty (30) days' written notice by registered mail to Landlord (and such designees)) by the insurance company; (2) Tenant shall be solely responsible for payment of premiums and that Landlord (or its designee(s)) shall not be required to pay any premiums for such insurance; and (3) Tenant's insurance shall be primary with any coverage provided by Landlord as excess and non-contributory. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 5.01(k) hereof.

         SECTION 30.03. The minimum limits of the comprehensive general liability policy of insurance shall be subject to increase at any time, and from time to time, after the commencement of the fifth (5th) year of the term hereof if Landlord in the exercise of its reasonable judgment shall deem the same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord Tenant shall furnish Landlord with evidence that such demand has been complied with. In case Tenant disputes the reasonableness of Landlord's demand, the parties agree to submit the question of the reasonableness of such demand for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate whose determination shall be final and conclusive upon the parties hereto., the right to dispute the reasonableness of any such demand by Landlord shall be deemed waived unless the same shall be asserted by Tenant by service of a notice in writing upon Landlord within ten (10) days after the giving of Landlord's demand therefor.

                                     ARTICLE 31.

                                   SECURITY DEPOSIT

         SECTION 31.01. Simultaneously with the execution and delivery of this Lease by Tenant, Tenant has deposited with Landlord the sum of THIRTY-FOUR THOUSAND, THREE HUNDRED EIGHTY-NINE and 33/100 Dollars ($34,389.33), as security for the full and faithful performance by Tenant of each and every term, covenant, condition and agreement of this Lease or any renewals or extensions thereof on Tenant's part to be performed; it being expressly understood and agreed that Tenant shall pay rent for the last calendar month of the term hereof or of any renewals or extensions thereof promptly on the first day of such month.

         If Tenant shall fail to perform or observe, or shall breach or violate, any of the terms, covenants, conditions or agreements of this Lease, including but not limited to the payment of fixed rent or additional rent or any other charges, Landlord may use, apply or retain the whole or any part of such deposit to the extent required for the payment of any such fixed rent or additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant s non-performance, non-observance, breach or violation of any of the terms, covenants, conditions or agreements of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrues before or after Summary proceedings or other re-entry by Landlord.

         SECTION 31.02. Landlord shall not be required so to use, apply or retain the whole or any part of said deposit, but if the whole or any part thereof is so used, applied or retained, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained. If Tenant shall fully and faithfully comply with all the terms, covenants, conditions and agreements of this Lease, the deposit or any balance thereof remaining shall be returned to Tenant after the date fixed as the end of this Lease or of any renewal or extension thereof and after delivery of entire possession of premises to Landlord. Landlord shall not be required to pay Tenant any interest on said security deposit.

         SECTION 31.03. In the event of a sale, transfer or lease of the parcel of Land or a sale, transfer or lease of Land and/or Building or a sale or transfer of any such lease, Landlord may transfer or assign the security so deposited or any balance thereof remaining to the vendee, transferee or lessee, as the case may be, and Landlord shall thereupon be released from all liability for the return of such security, and Tenant, in each such instance, shall look solely to each vendee, transferee or lessee, as the case may be, for the return of such security. It is further agreed that the provisions hereof shall apply to every such sale, transfer or lease and to every such transfer or assignment made of such security.

         SECTION 31.04. Tenant shall not assign or encumber or attempt to assign or encumber any security deposited hereunder and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                     ARTICLE 32.

                                   QUIET ENJOYMENT

         SECTION 32.01. Landlord covenants that if and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the ground leases and/or underlying leases and/or mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


SIGNATURES                   PARAMOUNT GROUP, INC., as Agent
                             for 45 BROADWAY LIMITED PARTNERSHIP
                             (Landlord)


                             By: ______________________________________________
                                 Name:
                                 Title:


                             ECONOPHONE, INC.
                             (Tenant)


                             By: ______________________________________________
                                 Name:
                                 Title:

ACKNOWLEDGMENTS         LANDLORD

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )


         On this day of January, 1997, before me personally came ______________ to me known, who, being by me duly sworn, did depose and say that he resides at 1633 Broadway, Suite 1801, New York, NY 10019; that he is the _______________ of PARAMOUNT GROUP, INC., the corporation described in and which executed the foregoing instrument as agent for 45 Broadway Limited Partnership, the limited partnership described in and on whose behalf the foregoing instrument was executed; that he signed his name thereto by order of the board of directors of said corporation; that the execution of the foregoing instrument by said corporation was duly authorized by said limited partnership; and that said corporation executed the instrument pursuant to said authorization as the act and deed of said limited partnership.


                                  ---------------------------------------------
                                                 Notary Public

                                        TENANT

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )

         On this 29th day of January, 1997, before me personally came of ALAN LEVY, to me known, who being by me duly sworn, did depose and say that he resides at 60 Hudson St. #319, New York, NY 10013; that he is Chief Operating Officer of ECONOPHONE, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                             /s/ M. David Lacher
                                  ---------------------------------------------
                                                 Notary Public

                                RULES AND REGULATIONS

         1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the premises.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung, in, or used in connection with any window or door of the premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

         3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

         4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air conditioning enclosures.

         5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of Tenant .

         7. Except set forth in Article 5, Tenant shall not mark, paint, drill into, or in any way deface, any part of the premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

         8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

         9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb other tenants of the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises by any tenant which would impair or interfere with the use enjoyment by any other tenant of any other space in the Building.

         10. No tenant, nor any tenant s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the premises any inflammable, combustible or explosive fluid, chemical or substance.

         11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

         12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule 12 or of Rule 16 hereof.

         13       Tenant shall not occupy or permit any portion of the premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. Tenant shall not engage or pay any employee on the premises, except those actually working for tenant on the premises nor advertise for laborers giving an address at the premises. Tenant shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for manufacturing or for the sale at retail or auction of merchandise, goods or property of any kind.

         14. No tenant shall obtain, purchase or accept for use in the premises ice, drinking water, food, coffee cart, beverage, towel, barbering, bootblacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the premises, and under such regulations, as may be fixed by Landlord. It is expressly understood that Landlord assumes no responsibility for the acts, omissions, misconduct or other activities of the purveyors of such services unless due to the sole negligence of Landlord or its agents, employees, officers or partners.

         15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

         16. Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon tenant who do not present a pass to the Building signed by tenant. Tenant shall furnish Landlord with a facsimile of such pass. All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register. Tenant shall be responsible for all persons to whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

         17. Tenant, before closing and leaving the premises at any time, shall see that all operable windows are closed and all lights are turned out. All entrance doors in the premises shall be left locked by tenant when the premises are not in use. Entrance doors shall not be left open at any time.

         18. Unless Landlord shall furnish electric energy hereunder as a service included in the rent, tenant shall, at tenant's expense, provide artificial light and electric energy for the employees of Landlord and/or Landlord s contractors while doing janitor service or other cleaning in the premises and while making repairs or alterations in the premises.

         19. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

         23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises which would annoy other tenants or create a public or private nuisance. No cooking (except small scale microwaving) shall be done in the premises except as is expressly permitted in the foregoing Lease.

         24. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.